Exhibit 99.1
Performant Financial Corporation Announces Financial Results for Third Quarter 2024
Plantation, FL., November 6, 2024 - Performant Financial Corporation (Nasdaq: PFMT), a leading provider of healthcare payment integrity services, today reported the following financial results for its third quarter ended September 30, 2024:

Third Quarter Financial Highlights

•Healthcare revenues of $30.3 million, compared to $28.5 million in the prior year period, an increase of approximately 6%.
•Total revenues of $31.5 million, compared to total revenues of $30.0 million in the prior year period.
•Net loss of $2.4 million, or $(0.03) per diluted share, compared to net loss of $0.6 million, or $(0.01) per diluted share, in the prior year period.
•Adjusted EBITDA of $1.9 million, compared to $1.8 million in the prior year period.
•Adjusted net loss was $0.8 million, or $(0.01) per diluted share, compared to adjusted net income of $0.4 million, or $0.01 per diluted share, in the prior year period.
Third Quarter 2024 Results
Healthcare revenues in the third quarter of 2024 were $30.3 million, an increase of approximately 6% from $28.5 million in the prior year period. Total revenues in the third quarter were $31.5 million, an increase of 5% from total revenues of $30.0 million in the prior year period. Within healthcare, claims-based services revenue in the third quarter of 2024 was $14.2 million, while revenue from eligibility-based services in the third quarter was $16.1 million.
“Our third quarter revenue and overall profitability grew as expected against a difficult year-over-year comparison. Existing commercial client implementations continue to scale as expected along with the CMS RAC Region 2 contract to drive revenue growth," stated Simeon Kohl, CEO of Performant. "We are capitalizing on market opportunities, including our first State Medicaid contract with New York, one of the nation’s largest Medicaid programs. Our contract awards across federal, commercial, and now State Medicaid clients are a testament to our growth strategy, driven by our quality services and ability to understand clients’ needs in this dynamic market. Within our commercial clients, we have implemented 32 programs during 2024, which we currently estimate to collectively contribute between $13 and $14 million in annualized revenue at steady state. Our long-term focus remains on delivering value for our healthcare clients and stakeholders, including initiatives to deliver efficiency and productivity gains. I am pleased with the results and excited to lead the team to successfully close out 2024."

Revenues from our customer care / outsourced services in the third quarter were $1.2 million, down from $1.5 million in the prior year period. Simeon Kohl remarked on this business: “We have made the decision to reduce services in our customer care line of business. Our strategy remains clear, with a focus on the healthcare payment integrity market as we remain optimistic about its growth horizon.”
Net loss for the third quarter was $2.4 million, or $(0.03) per diluted share, compared to a net loss of $0.6 million, or $(0.01) per diluted share, in the prior year period. Adjusted EBITDA for the third quarter was $1.9 million as compared to $1.8 million in the prior year period. Adjusted net loss for the third quarter was $0.8 million, or $(0.01) per share on a diluted basis, compared to adjusted net income of $0.4 million, or $0.01 per diluted share, in the prior year period.
“The combination of our strong year-to-date financial performance and advancements in initiatives aimed at improving profitability, gives us confidence in reiterating our healthcare revenue guidance range” said Rohit Ramchandani, Chief Financial Officer. “We expect to deliver financial results within our originally stated range which is an achievement considering some unusual conditions in the healthcare market in 2024. Full guidance expectations are as follows: 2024 healthcare revenues in the range of $117 million to $122 million, and adjusted EBITDA in the range of $4 million to $5 million." Ramchandani further commented.

Note Regarding Use of Non-GAAP Financial Measures
In this press release, to supplement our consolidated financial statements, the Company presents adjusted EBITDA, adjusted net income (loss), and adjusted net income (loss) per diluted share. These measures are not in accordance with accounting principles generally accepted in the United States of America (US GAAP) and accordingly reconciliations of adjusted EBITDA and adjusted net income (loss) to net income (loss) determined in accordance with US GAAP are included in the “Reconciliation of Non-GAAP Results” table at the end of this press release. We have included adjusted EBITDA and adjusted net income (loss) in this press release because they are key measures used by our management and board of directors to understand and evaluate our core operating performance and trends and to prepare and approve our annual budget. Accordingly, we believe that adjusted EBITDA and adjusted net income (loss) provide useful information to investors and analysts in understanding and evaluating our operating results in the same manner as our management and board of directors. Our use of adjusted EBITDA and adjusted net income (loss) has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of our results as reported under US GAAP. In particular, many of the adjustments to our US GAAP financial measures reflect the exclusion of items, specifically interest, tax, and depreciation and amortization expenses, equity-based compensation expense and certain other non-operating expenses, that are recurring and will be reflected in our financial results for the foreseeable future. In addition, these measures may be calculated differently from similarly titled non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. In regard to forward looking non-GAAP guidance, we are not able to reconcile the forward-looking non-GAAP adjusted EBITDA measure to the closest corresponding GAAP measure without unreasonable efforts because we are unable to predict the ultimate outcome of certain significant items. These items include, but are not limited to, impacts associated with interest expense, and depreciation and amortization expenses.
Earnings Conference Call
The Company will hold a conference call to discuss its third quarter 2024 results today at 5:00 p.m. Eastern. A live webcast of the call may be accessed on the Investor Relations section of the Company’s website at investors.performantcorp.com. To dial into the call you can dial 800-717-1738 or 646-307-1865.

A replay of the call will be available on the Company's website or by dialing 844-512-2921 (domestic) or 412-317-6671 (international) and entering the passcode 1114357. The telephonic replay will be available approximately three hours after the call, through November 13, 2024.
About Performant Healthcare Solutions
Performant supports healthcare payers in identifying, preventing, and recovering waste and improper payments by leveraging advanced technology, analytics and proprietary data assets. Performant works with leading national and regional healthcare payers to provide eligibility-based, also known as coordination-of-benefits (COB) services, as well as claims-based services, which includes the audit and identification of improperly paid claims. Performant is a leading provider of these services in both government and commercial healthcare markets. Performant also provides advanced reporting capabilities, support services, customer care, and stakeholder training programs designed to mitigate future instances of improper payments.
To learn more, please visit http://www.performanthealth.com

Forward Looking Statements
This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company's outlook for revenues, net income (loss), adjusted EBITDA in 2024 and beyond, our commercial client growth strategy, and our estimated revenue from commercial programs implemented in the first nine-months of 2024. These forward-looking statements are based on current expectations, estimates, assumptions, and projections that are subject to change and actual results may differ materially from the forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, the Company’s ability to generate revenue following long implementation periods associated with new customer contracts; client relationships and the Company’s ability to maintain such client relationships; many of the Company’s customer contracts are subject to periodic renewal, are not exclusive, do not provide for committed business volumes; anticipated trends and challenges in the Company’s business and competition in the markets in which it operates; the Company’s indebtedness and compliance, or failure to comply, with restrictive covenants in the Company’s credit agreement; opportunities and expectations for growth in the various markets in which the Company operates; the Company’s ability to hire and retain employees with specialized skills that are required for its healthcare business; downturns in domestic or global economic conditions and other macroeconomic factors; the Company’s ability to generate sufficient cash flows to fund our ongoing operations and other liquidity needs; the impact of public health pandemics such as COVID-19 on the Company’s business and operations, opportunities and expectations for the markets in which the Company operates; the impacts of a failure of the Company’s operating systems or technology infrastructure or those of third-party vendors and subcontractors; the impacts of a cybersecurity breach or related incident to the Company or any of the Company’s third-party vendors and subcontractors; the adaptability of the Company’s technology platform to new markets and processes; the Company’s ability to invest in and utilize our data and analytics capabilities to expand its capabilities; the Company’s growth strategy of expanding in existing markets and considering strategic alliances or acquisitions; the Company’s ability to maintain, protect and enhance its intellectual property; expectations regarding future expenses; expected future financial performance; and the Company’s ability to comply with and adapt to industry regulations and compliance demands.
More information on potential factors that could affect the Company's financial condition and operating results is included from time to time in the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of the Company's annual report on Form 10-K for the year ended December 31, 2023 and subsequently filed reports on Forms 10-Q and 8-K. The forward-looking statements are made as of the date of this press release and the Company does not undertake to update any forward-looking statements to conform these statements to actual results or revised expectations.
Contact Information
Jon Bozzuto
Investor Relations
925-960-4988
investors@performantcorp.com

PERFORMANT FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Balance Sheets
(In thousands, except par value amounts)

	September 30, 2024	December 31, 2023
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$7,775	$7,252
Restricted cash	—	81
Trade accounts receivable, net of allowance for credit losses	17,955	17,584
Contract assets	9,538	10,879
Prepaid expenses and other current assets	2,944	3,651
Income tax receivable	119	335
Total current assets	38,331	39,782
Property, equipment, and software, net	14,033	9,724
Goodwill	47,372	47,372
Debt issuance costs	473	631
Right-of-use assets	847	531
Other assets	787	990
Total assets	$101,843	$99,030
Liabilities and Stockholders’ Equity
Current liabilities:
Accrued salaries and benefits	7,588	7,924
Accounts payable	719	727
Other current liabilities	2,404	2,385
Contract liabilities	1,897	493
Estimated liability for appeals and disputes	600	601
Deferred asset acquisition payments	737	—
Lease liabilities	423	250
Total current liabilities	14,368	12,380
Long-term loan payable	8,000	5,000
Deferred asset acquisition payments	3,123	—
Lease liabilities	442	295
Other liabilities	672	648
Total liabilities	26,605	18,323
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.0001 par value. Authorized, 500,000 shares at September 30, 2024 and December 31, 2023 respectively; issued and outstanding 78,291 and 76,920 shares at September 30, 2024 and December 31, 2023, respectively	8	8
Additional paid-in capital	149,929	146,001
Accumulated deficit	(74,699)	(65,302)
Total stockholders’ equity	75,238	80,707
Total liabilities and stockholders’ equity	$101,843	$99,030

PERFORMANT FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenues	$31,519	$29,962	$88,215	$81,176
Operating expenses:
Salaries and benefits	25,966	22,980	73,721	67,139
Other operating expenses	7,702	7,632	23,305	22,077
Total operating expenses	33,668	30,612	97,026	89,216
Loss from operations	(2,149)	(650)	(8,811)	(8,040)
Gain on sale of certain recovery contracts	—	—	—	3
Interest expense	(313)	(423)	(799)	(1,188)
Interest income	93	86	260	86
Loss before provision for income taxes	(2,369)	(987)	(9,350)	(9,139)
Provision for (benefit from) income taxes	15	(407)	47	(365)
Net loss	$(2,384)	$(580)	$(9,397)	$(8,774)
Net loss per share
Basic	$(0.03)	$(0.01)	$(0.12)	$(0.12)
Diluted	$(0.03)	$(0.01)	$(0.12)	$(0.12)
Weighted average shares
Basic	77,748	76,454	77,232	75,907
Diluted	77,748	76,454	77,232	75,907

PERFORMANT FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2024	2023
Cash flows from operating activities:
Net loss	$(9,397)	$(8,774)
Adjustments to reconcile net loss to net cash provided by operating activities:
Loss on disposal of assets	63	258
Depreciation and amortization	5,244	3,805
Right-of-use assets amortization	312	1,411
Stock-based compensation	4,122	2,815
Interest expense from debt issuance costs	173	256
Gain on sale of certain recovery contracts	—	(3)
Changes in operating assets and liabilities:
Trade accounts receivable	(371)	1,665
Contract assets	1,341	4,610
Prepaid expenses and other current assets	707	561
Income tax receivable	216	2,607
Other assets	190	86
Accrued salaries and benefits	(336)	(1,295)
Accounts payable	(8)	(390)
Contract liabilities and other current liabilities	1,423	(43)
Estimated liability for appeals and disputes	(1)	(200)
Lease liabilities	(308)	(1,645)
Other liabilities	25	23
Net cash provided by operating activities	3,395	5,747
Cash flows from investing activities:
Purchase of property, equipment, and software	(5,744)	(2,956)
Proceeds from sale of certain recovery contracts	—	3
Net cash used in investing activities	(5,744)	(2,953)
Cash flows from financing activities:
Repayment of long-term loan payable	—	(8,250)
Debt issuance costs paid	(15)	(424)
Taxes paid related to net share settlement of stock awards	(194)	(196)
Borrowings from revolving loan	3,000	—
Net cash provided by (used in) financing activities	2,791	(8,870)
Net increase (decrease) in cash, cash equivalents and restricted cash	442	(6,076)
Cash, cash equivalents and restricted cash at beginning of period	7,333	23,465
Cash, cash equivalents and restricted cash at end of period	$7,775	$17,389
Reconciliation of the Consolidated Statements of Cash Flows to the Consolidated Balance Sheets:
Cash and cash equivalents	$7,775	$17,308
Restricted cash	—	81
Total cash, cash equivalents and restricted cash at end of period	$7,775	$17,389
Non-cash investing activities:
Deferred asset acquisition payments	$3,860	$—
Supplemental disclosures of cash flow information:
Cash received for income taxes	$(112)	$(2,904)
Cash paid for interest	$438	$1,084

PERFORMANT FINANCIAL CORPORATION AND SUBSIDIARIES
Reconciliation of Non-GAAP Results
(In thousands, except per share amount)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
	(in thousands)		(in thousands)
Adjusted EBITDA:
Net income (loss)	$(2,384)	$(580)	$(9,397)	$(8,774)
Provision for (benefit from) income taxes	15	(407)	47	(365)
Interest expense (1)	313	423	799	1,188
Interest income	(93)	(86)	(260)	(86)
Stock-based compensation	1,860	1,129	4,122	2,815
Depreciation and amortization	1,927	1,293	5,244	3,805
Severance expenses (3)	278	64	664	246
Other	21	5	36	34
Adjusted EBITDA	$1,937	$1,841	$1,255	$(1,137)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
	(in thousands)		(in thousands)
Adjusted Net Income (Loss):
Net income (loss)	$(2,384)	$(580)	$(9,397)	$(8,774)
Stock-based compensation	1,860	1,129	4,122	2,815
Amortization of debt issuance costs (2)	58	134	173	256
Severance expenses (3)	278	64	664	246
Other	21	5	36	34
Tax adjustments (4)	(609)	(366)	(1,373)	(921)
Adjusted net income (loss)	$(776)	$386	$(5,775)	$(6,344)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
	(in thousands)		(in thousands)
Adjusted Net Income (Loss) Per Diluted Share:
Net income (loss)	$(2,384)	$(580)	$(9,397)	$(8,774)
Plus: Adjustment items per reconciliation of adjusted net income (loss)	1,608	966	3,622	2,430
Adjusted net income (loss)	$(776)	$386	$(5,775)	$(6,344)
Adjusted net income (loss) per diluted share	$(0.01)	$0.01	$(0.08)	$(0.08)
Diluted average shares outstanding	77,748	76,830	77,232	75,907
(1)Represents interest expense and amortization of debt issuance costs related to our Credit Agreement.
(2)Represents amortization of debt issuance costs related to our Credit Agreement.
(3)Represents severance expenses incurred in connection with a reduction in force for our non-healthcare recovery services.
(4)Represents tax adjustments assuming a marginal tax rate of 27.5% at full profitability.

PERFORMANT FINANCIAL CORPORATION AND SUBSIDIARIES
Quarterly and Annual Revenues
(In thousands)
(Unaudited)
We are providing the following historical breakdown of the quarterly and annual revenue contributions under the contribution breakdowns of our healthcare revenue results for the nine months ended September 30, 2024, and for the years ended December 31, 2023 and 2022:

	Three Months Ended			Nine Months Ended
	March 31, 2024	June 30, 2024	September 30, 2024	September 30, 2024
				(in thousands)
Eligibility-based	$13,388	$14,264	$16,070	$43,722
Claims-based	12,412	13,661	14,217	40,290
Healthcare Total	25,800	27,925	30,287	84,012
Customer Care / Outsourced Services	1,534	1,437	1,232	4,203
Total	$27,334	$29,362	$31,519	$88,215

	Three Months Ended				Year Ended
	March 31, 2023	June 30, 2023	September 30, 2023	December 31, 2023	December 31, 2023
	(in thousands)
Eligibility-based	$12,480	$14,131	$18,165	$16,403	$61,179
Claims-based	10,412	9,798	10,325	14,730	45,265
Healthcare Total	22,892	23,929	28,490	31,133	106,444
Recovery	19	14	—	—	33
Customer Care / Outsourced Services	2,818	1,542	1,472	1,434	7,266
Total	$25,729	$25,485	$29,962	$32,567	$113,743

	Three Months Ended				Year Ended
	March 31, 2022	June 30, 2022	September 30, 2022	December 31, 2022	December 31, 2022
	(in thousands)
Eligibility-based	$14,214	$12,417	$13,142	$13,511	$53,284
Claims-based	9,150	9,339	10,377	12,516	41,382
Healthcare Total	23,364	21,756	23,519	26,027	94,666
Recovery	118	7	41	75	241
Customer Care / Outsourced Services	3,601	3,918	3,618	3,140	14,277
Total	$27,083	$25,681	$27,178	$29,242	$109,184